VOID IF NOT RECEIVED BY THE RIGHTS AGENT BEFORE 5:00 P.M.
EASTERN TIME ON MARCH 16, 2011 (UNLESS EXTENDED BY THE COMPANY)

Control No. _______________

PITTSBURGH & WEST VIRGINIA RAILROAD
CERTIFICATE OF SUBSCRIPTION RIGHTS FOR COMMON SHARES OF BENEFICIAL INTEREST

Dear Shareholder:

IN ORDER TO EXERCISE YOUR SUBSCRIPTION RIGHTS YOU MUST COMPLETE BOTH SIDES OF THIS CERTIFICATE AND DELIVER THE COMPLETED CERTIFICATE, ALONG WITH PAYMENT OF THE SUBSCRIPTION PRICE FOR EACH COMMON SHARE SUBSCRIBED FOR AND ANY OTHER DOCUMENTS REQUIRED, TO THE SUBSCRIPTION AGENT BEFORE 5:00 P.M., EASTERN TIME, ON MARCH 16, 2011 (THE “EXPIRATION DATE”).

As the registered owner of the certificate below, you are entitled to three (3) subscription rights for every forty (40) forty (40) Common Shares of Pittsburgh & West Virginia Railroad (the “Company”) you owned of record as of February 25, 2011, the record date for the rights offering. The Company will not issue fractional rights, but rather will round down the aggregate number of subscription rights you are entitled to receive to the nearest whole number.  Each right entitles you to subscribe for one (1) common share of beneficial interest, no par value per share (“Common Shares”) of the Company at a subscription price of $9.00 for each Common Share, upon the terms and conditions described in the prospectus, dated February [  ], 2011, (the “Prospectus”), this certificate and the related instructions.

Stock certificates for Common Shares for which you subscribe will be delivered approximately 20 business days after the Expiration Date.

THE RIGHTS EVIDENCED BY THIS CERTIFICATE ARE NOT TRANSFERABLE

Payment must be in United States dollars and must be received prior to the Expiration Date.  Payment must be made by certified or cashier’s check drawn upon a U.S. bank or postal, telegraphic or express money order payable to “StockTrans as Subscription Agent for Pittsburgh & West Virginia” or wire transfer of immediately available funds, to the subscription account maintained by the subscription agent at FirsTrust Bank, 1931 Cottman Avenue, Philadelphia, PA 19111, ABA: 236073801, Account #: 701313413, Account name: "StockTrans as Subscription Agent for Pittsburgh & West Virginia Railroad".  Please reference your rights control number on your check, money order or wire transfer.

VOID IF NOT RECEIVED BY THE RIGHTS AGENT BEFORE 5:00 P.M.
EASTERN TIME ON MARCH 16, 2011 (UNLESS EXTENDED BY THE COMPANY)

PITTSBURGH & WEST VIRGINIA RAILROAD
SUBSCRIPTION RIGHTS FOR COMMON SHARES OF BENEFICIAL INTEREST
(Complete appropriate section on reverse side of this form)

The registered owner of this rights certificate named below, or such owners’ assigns, is entitled to the number of rights to subscribe for common shares of beneficial interest, no par value (“Common Shares”), of Pittsburgh & West Virginia Railroad (the “Company”) shown above, in the ratio of one (1) Common Share for each subscription right at the subscription price of $9.00 per Common Share upon the terms and conditions specified in the enclosed prospectus, dated February [   ], 2011 (the “Prospectus”), this certificate and the related instructions.  Stock certificates for the Common Shares subscribed for pursuant to this rights certificate will be delivered approximately 20 business days after the Expiration Date.  Any refund of payments for the subscription price for Common Shares that the Company is unable to issue to you will be delivered as soon as practicable after the Expiration Date, without interest.

To exercise your Rights, please complete the form below.  You may not exercise rights in excess of those shown on this certificate.

Example:  If you own 100 rights and wish to exercise 50 rights, you should multiply the number of rights times the subscription price to get a product of $450.00 (the amount enclosed).

.	50	x	$9.00	= $450.00
	No. of Rights		Subscription	Total Enclosed
	Exercised		Price

Payment for Common Shares:  You must pay for all Common Shares you subscribe for in United States dollars, by certified or cashier’s check drawn upon a U.S. bank or postal, telegraphic or express money order payable to “StockTrans as Subscription Agent for Pittsburgh & West Virginia Railroad” or wire transfer of immediately available funds, to the subscription account maintained by the rights agent at FirsTrust Bank, 1931 Cottman Avenue, Philadelphia, PA 19111, ABA: 236073801, Account #: 701313413, Account name: "StockTrans as Subscription Agent for Pittsburgh & West Virginia Railroad".  Please reference your rights control number on your check, money order or wire transfer.  If you intend to make payment of the subscription price by wire transfer, please indicate so below and provide the name of the bank from which the funds will be wired.  If you do not indicate the number of Common Shares to be subscribed for below, or if you indicate a number of Common Shares that does not agree with the aggregate subscription price payment you delivered, you will be deemed to have subscribed for the maximum number of whole Common Shares that may be subscribed for the aggregate subscription price payment you delivered.

To: StockTrans Inc. Attention: Subscription Dept.	Expiration Date: March 16, 2011 (unless extended by the Company)

PLEASE FILL IN ALL APPLICABLE INFORMATION

By Mail: StockTrans Inc. Attn: Subscription Dept. 44 West Lancaster Ave Ardmore, PA 19003	By Overnight Courier: StockTrans Inc. Attn: Subscription Dept. 44 West Lancaster Ave Ardmore, PA 19003

Number of Shares (1 Right = 1.00 Common Share		x	$9.00	x
	(No. of Shares You Wish to Exercise)		(Subscription Price)		(Total Amount Enclosed)

☐	I am enclosing a certified or cashier’s check drawn upon a U.S. bank or postal, telegraphic or express money order.

☐	I am paying the subscription price by wire transfer. The name of the bank from which the funds are being wired is as follows:

SECTION 1. TO SUBSCRIBE: I hereby irrevocably subscribe for the number of Common Shares Indicated hereon upon the terms and conditions specified in the enclosed Prospectus, receipt of which is acknowledged.
SECTION 3. SIGNATURE GUARANTEE If required by the Prospectus, your signature must be guaranteed by: a) a U.S. commercial bank or trust company or
Signature(s) of Subscribers(s)	b) a member firm of a registered national securities exchange or c) a member of the Financial Industry Regulatory Authority or d) a Stock Transfer Association approved medallion program.

SECTION 2.  SPECIAL DELIVERY INSTRUCTIONS: Please mail certificates for Common Shares for which I have subscribed or any cash payment to which I am entitled, as applicable, in accordance with the Prospectus to the following address (if other than shown on the reverse hereof):
Signature:_________________________________________ (Name of Bank or Firm) Guaranteed by:____________________________________ (Signature of Officer and Title)

Address: